UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006 (August 25, 2006)

BULLDOG TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50321	980377543
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

301-11120 Horseshoe Way Richmond, British Columbia, Canada		V7A 5H7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (604) 271-8656

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                    Entry into Material Definitive Agreement.

On August 25, 2006, Bulldog Technologies Inc. (the “Company”) entered into an amendment (the “Amendment”) to the February 2006 Convertible Note (the “Notes”) described below and in the Current Report on Form 8-K filed February 28, 2006.  In connection with the Amendment, the Company will issue to ten (10) investors (the “Note Holders”) a total of 4,480,000 shares of the Company’s registered common stock in satisfaction of an August 24, 2006 principal payment.  In addition, the Company will adjust the conversion price of both the Notes and the August 2005 Convertible Notes (the “August Notes”) to a price equal to the lesser of (i) $0.05 per share or (ii) 75% of the average of the VWAP for each of the ten (10) trading days immediately prior to the applicable conversion date or principal repayment date.

The Company has also agreed to file a registration statement within thirty days of the execution of the Amendment.  The registration statement will register the number of shares of the Company’s common stock into which the Note Holders could convert the remaining principal of the Notes and the August Notes based upon the amended conversion price as described above.  Following the August 24, 2006 principal repayment of the Notes as described above, the Company will have approximately $2,867,000 of principal outstanding in the aggregate on the Notes and the August 2005 Notes.

On February 24, 2006, the Company issued an aggregate of $2,000,000 of the Notes which entitled the Note Holders to convert all or any part of the principal outstanding under the Notes into the Company’s common stock at $1.00 per share, subject to adjustment according to the terms of the Notes agreement.  The total principal of $2,000,000 was to be repaid in 14 monthly instalments of approximately $143,000 per month commencing on June 24, 2006.  These repayments may be payable in cash or in shares of common stock at the market price, as further defined in the Notes filed as exhibit 10.2 with the Current Report on Form 8-K filed February 28, 2006.  All principal and interest on the February 2006 Notes are due on August 24, 2007.  The Company paid the June 24, 2006 and July 24, 2006 principal instalments in cash.

The Company has agreed to use its best efforts to pursue any action or remedies available to it against John Cockburn in accordance with the terms of the Amendment.

 Item 3.02                                 Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a more detailed description of the terms of the transaction that includes the issuance of shares.

 Item 7.01.                              Regulation FD Disclosure

On August 28, 2006, the Company issued a press release reporting the execution of the Amendment. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.77	Amendment to the February 2006 Convertible Note issued by Bulldog Technologies, Inc. in favor of the Noteholders.
99.1	August 28, 2006 Press Release Announcing the Execution of the amendment to the February 2006 Convertible Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLDOG TECHNOLOGIES INC.
	By:	/s/	Paul G. Harrington
Paul G. Harrington
President and
Chief Executive Officer

Date: August 29, 2006